Exhibit 99.4

Cadbury Board Unanimously Recommends Our Final Offer

January 19, 2010—I’m delighted to share exciting news about a major step forward in our effort to acquire Cadbury.

Today, we made our final offer for Cadbury, which its board of directors has unanimously recommended that its shareholders accept. The offer consists of 500 pence in cash and .1874 shares of Kraft Foods stock for each share of Cadbury stock. You can read all the details about the offer in the press release that we’ve just issued.

This will be a transformational acquisition that we believe will deliver significant long-term value for Kraft Foods and all of our shareholders. We believe the combination of Kraft Foods and Cadbury will:

•	Create a strong combined portfolio with leading market positions in the fast-growing confectionery category;

•	Have significantly enhanced scale and a strengthened footprint in developing markets;

•	Benefit from best-in-class infrastructure in traditional and instant consumption channels; and

•	Offer meaningful revenue synergies and significant cost savings.

Put simply, we believe that Kraft Foods and Cadbury are a powerful combination.

This is an historic moment for Kraft Foods and Cadbury that we’ve reached by focusing on the compelling rationale for combining these two great companies; maintaining a highly disciplined approach to the transaction, and staying well within our stated financial criteria.

Up next: Cadbury shareholders have until February 2 to tender their shares to us. With the support of Cadbury’s Board, we expect that the offer process will move quickly to a successful conclusion.

Meanwhile, there is still much work to do to complete the transaction and to prepare for integrating our two companies to ensure that we can create the “best of both.” Cadbury has a long history and is rightly proud of its heritage, its brands and its products. We should all continue our planning full speed ahead, but I would ask that you not yet reach out to friends or counterparts at Cadbury. We will keep you posted on our integration plans, including the timetable for reaching out to people at Cadbury.

I know you share my enthusiasm as we execute our plans to create a global powerhouse in snacks, confectionery and quick meals. Thanks to everyone for all the work that has led to getting us this far. I knew I could count on you!

Forward-Looking Statements

This note contains forward-looking statements regarding Kraft Foods’ offer to combine with Cadbury. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on Kraft Foods’ plans, estimates and projections. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Kraft Foods’ control, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the offer, and the risk factors, as they may be amended from time to time, set forth in Kraft Foods’ filings with the US Securities and Exchange Commission (“SEC”), including the registration statement on Form S-4, as amended from time to time, filed by Kraft Foods in connection with the offer, Kraft Foods’ most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this note, except as required by applicable law or regulation.

Additional US-Related Information

This note is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Kraft Foods has filed a registration statement and tender offer documents with the SEC, which will be amended to reflect the terms of the recommended offer, and Cadbury will file an amendment to its solicitation/recommendation statement on Schedule 14D-9 in connection with the recommended offer. Cadbury shareholders who are U.S. or Canadian residents and holders of Cadbury American Depositary Shares, wherever located, should read those filings, and any other filings to be made by Kraft Foods and Cadbury with the SEC in connection with the recommended offer, as they will contain important information. Those documents, when available, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com